UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 1, 2013

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).   Compensatory Arrangements of Certain Officers.

On May 1, 2013, Nevada Gold & Casinos, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Victor H. Mena.

Pursuant to the Employment Agreement, Mr. Mena will continue to serve as the Company’s Vice President of Washington Operations, and will be entitled to, among other things, (i) an annual base salary of $200,000; (ii) vacation and fringe benefits, including enrollment into any Company savings plan or other retirement plans which the Company may adopt in the future; and (iii) major medical and health insurance. In addition, Mr. Mena will be eligible for an annual bonus up to 50% of his base salary for achieving reasonable goals related to the Company’s profitability and/or strategic goals established by the Company’s board of directors and/or the compensation committee. All stock options previously granted to Mr. Mena will be subject to the terms and conditions of the Company’s stock option plan.

The Employment Agreement is for a term of two years commencing on May 1, 2013. The Company may terminate Mr. Mena’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for the remaining term of the Employment Agreement. The Company may terminate Mr. Mena’s employment for “cause” (as defined in the Employment Agreement) at any time, in which case, Mr. Mena will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan. Mr. Mena may terminate his employment with the Company in the event of a “change of control” (as defined in the Employment Agreement), in which case Mr. Mena will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits. In addition, all granted stock options but not yet vested shall immediately become fully vested.

Mr. Mena is also subject to a non-competition obligation in the event of his termination for “cause” or if he were to voluntarily terminate his employment during the term of the Employment Agreement.

There is no arrangement or understanding between Mr. Mena and any other person pursuant to which Mr. Mena was selected as the Vice President of Washington Operations. Mr. Mena has no family relationship with any officer or director of the Company or has been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to the document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Employment Agreement dated May 1, 2013 between Nevada Gold & Casinos, Inc. and Victor H. Mena

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: May 1, 2013	By:	/s/ Ernest E. East
Ernest E. East
Vice President

INDEX TO EXHIBITS

Item	Exhibit
10.1	Employment Agreement dated May 1, 2013 between Nevada Gold & Casinos, Inc. and Victor H. Mena